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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form F-1 of SR Telecom Inc. of our report dated February 6, 2003 relating to the financial statements of Netro Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
October 13, 2005

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Consent of Independent Registered Public Accounting Firm